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                                                                  EXHIBIT 10.49

                          STOCK TRANSFER AGREEMENT

     This Stock Transfer Agreement (the "AGREEMENT") is made as of June 10, 1997 between Retix, a California corporation ("RETIX"), Vertel Corporation, a California corporation ("VERTEL") and Wireless Solutions, a California corporation ("WIRELESS").

                                 RECITALS

     Retix is the sole shareholder of Wireless and the majority shareholder of Vertel. Retix, Wireless and Vertel wish to engage in a series of transactions pursuant to which (1) Retix will transfer to Vertel all of the shares of capital stock of Wireless held by Retix (which transfer shall be treated as a capital contribution by Retix to Vertel), (2) Vertel will issue to Retix shares of Vertel's Preferred Stock, and (3) Wireless will assign to Retix cash in the amount of $1,000,000 (which funds shall be used to retire an equivalent amount of indebtedness of Vertel to Retix).

                                 AGREEMENT

     In consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, Vertel and Retix hereby agree as follows:

     1. CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place immediately upon the execution of this document by both parties, or such other date as the parties hereto shall mutually agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE").

     2.  TRANSFER OF WIRELESS SHARES TO VERTEL.

         (a) CAPITAL CONTRIBUTION. At the Closing, Retix shall transfer to Vertel an aggregate of 17,000,000 shares (the "WIRELESS SHARES") of Wireless' Preferred Stock, representing all of the issued and outstanding shares of Wireless, which transfer shall be treated as a capital contribution by Retix to Vertel. At the Closing, subject to the terms and conditions of this Agreement, Retix shall deliver to Vertel a certificate or certificates representing the Wireless Shares, registered in the name of Retix, duly endorsed by Retix for transfer to Vertel or accompanied by an Assignment Separate from Certificate duly executed by Retix in favor of Vertel. On submission of the certificate or certificates to Wireless for transfer, Wireless shall cause to be issued to Vertel a certificate representing the Wireless Shares, registered in the name of Vertel.

         (b) INVESTMENT REPRESENTATIONS. The agreement to transfer the Wireless Shares is made in reliance upon Vertel's representation to Retix, which by Vertel's execution of this Agreement, Vertel hereby confirms, that the Wireless Shares and the shares of Common Stock issuable upon conversion of the Wireless Shares (collectively, the "SECURITIES") to be acquired by Vertel will be acquired for investment for Vertel's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Vertel has no present intention of selling, granting any participation in, or otherwise distributing the same.

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Vertel understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Vertel's representations as expressed herein. Vertel understands that the Securities are characterized as "RESTRICTED SECURITIES" under the federal securities laws inasmuch as they are being acquired from Retix in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. Vertel is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Vertel understands that no public market now exists for any of the securities issued by Retix, that Retix has made no assurances that a public market will ever exist for the Securities.

         (c) LEGENDS. Vertel authorizes Wireless and its agents to place on each certificate for Wireless Shares which Vertel may receive pursuant to this Agreement a legend stating that such Wireless Shares have not been registered under the Act or any state securities law and setting forth the aforementioned restrictions on transfer, including the following legends:

              (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

              (ii) Any other legend required by the California Commissioner of Corporations and any other state securities law.

    3.   ISSUANCE OF VERTEL SHARES TO RETIX.

         (a) ISSUANCE; DELIVERY. At the Closing, Vertel shall issue to Retix an aggregate of 1,423,500 shares of Vertel's Preferred Stock (the "VERTEL SHARES," and collectively with the Wireless Shares, the "SHARES"). At the Closing, Vertel will deliver to Retix a certificate or certificates representing the Vertel Shares.

         (b) INCORPORATION BY REFERENCE. Vertel and Retix are also parties to a Preferred Stock Purchase Agreement dated June 10, 1997 (the "STOCK PURCHASE AGREEMENT"). The terms of Sections 3 ("Representations and Warranties of the Company"), Section 4 ("Representations and Warranties of the Purchaser"),
Section 5 ("Conditions to Closing of Purchaser"), Section 6 ("Conditions to Closing of Company") and Section 7 ("Affirmative Covenants of the Company") are incorporated into this Agreement by reference. The term "Purchaser" as used in such sections shall refer to Retix, the term "Company" as used in such sections shall refer to Vertel, and the terms "Shares" and "Preferred" as used in such sections shall refer to the Vertel Shares.

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    4.   ASSIGNMENT.  In contemplation of the transfer of the Wireless Shares pursuant to this Agreement and the consolidation of Wireless and Vertel, Wireless hereby assigns and conveys to Retix cash in the aggregate amount of $1,000,000. Such funds shall be used by Retix to retire an equivalent amount of indebtedness of Vertel to Retix.

    5. NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, no representations or warranties are given by any party with respect to any of the businesses of the parties hereto (whether their own respective businesses or that of any other party). Each party represents that it has a full understanding of the respective businesses of the parties hereto and has received all information requested in connection with the transactions contemplated by this Agreement. As such, except as expressly provided in this Agreement, all transactions that are the subject of this Agreement shall be deemed to be on an "as is" basis.

    6. WIRELESS CONSENT. Wireless fully consents to the transfer of the Wireless Shares under this Agreement, but makes no representation or warranty as to the legality of the transfer of the Wireless Shares hereunder.

    7.  MISCELLANEOUS.

        (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

        (b) ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

        (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement,
(ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

        (d) CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

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        (e) NOTICES.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's principal executive office or as subsequently modified by written notice.

        (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                               [Signature Page Follows]
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The parties hereto have executed this Agreement as of the date first set forth above.


RETIX,                               VERTEL CORPORATION,
a California Corporation             a California Corporation

By:________________________         By:________________________

Title:_____________________         Title:_____________________


WIRELESS SOLUTIONS,
a California corporation

By:________________________

Title:_____________________